   As Filed With The Securities And Exchange Commission On September 26, 2000
                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------

         DYNEGY HOLDINGS INC.                   DYNEGY CAPITAL TRUST II
     (Exact Name of Registrant as             (Exact Name of Registrant as
      Specified in its Charter)                Specified in its Charter)


              94-3248415                              APPLIED FOR
 (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)


               DELAWARE                                 DELAWARE
       (State of incorporation)                 (State of organization)
      1000 LOUISIANA, SUITE 5800                C/O DYNEGY HOLDINGS INC.
         HOUSTON, TEXAS 77002                  1000 LOUISIANA, SUITE 5800
            (713) 507-6400                        HOUSTON, TEXAS 77002
  (Address, including zip code, and                  (713) 507-6400
          telephone number,                (Address, including zip code, and
 including area code, of Registrant's              telephone number,
     principal executive office)          including area code, of Registrant's
                                              principal executive office)

       KENNETH E. RANDOLPH, ESQ
    GENERAL COUNSEL AND SECRETARY                   WITH A COPY TO:
      1000 LOUISIANA, SUITE 5800                 VINSON & ELKINS L.L.P.
         HOUSTON, TEXAS 77002                   1001 FANNIN, SUITE 2300
            (713) 507-6400                     HOUSTON, TEXAS 77002-6760
  (Name, address, including zip code,      ATTN: KEITH R. FULLENWEIDER, ESQ.
  and telephone number, including area               (713) 758-2838
                 code,                            (713) 615-5855 (FAX)
         of agent for service)

                                ---------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the
same offering.   [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

                        CALCULATION OF REGISTRATION FEE
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                                                     Proposed
                                                     Maximum
                                                    Aggregate       Amount Of
        Title Of Each Class Of Securities            Offering      Registration
                To Be Registered                  Price(2)(3)(4)       Fee
-------------------------------------------------------------------------------
Debt Securities(1)...............................
Trust Preferred Securities of Dynegy Capital
 Trust II(1).....................................
Guarantees of Trust Preferred Securities of
 Dynegy Capital Trust II by Dynegy Holdings
 Inc.(1)(5)......................................
Trust Debentures(1)..............................
-------------------------------------------------------------------------------
Total............................................  $750,000,000(6) $198,000(6)
-------------------------------------------------------------------------------

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                                                  (NOTES CONTINUED ON NEXT PAGE)

(Notes from preceding page)
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(1) An indeterminate principal amount or number of debt securities, trust debentures and guarantees of Dynegy Holdings Inc. and an indeterminate number of trust preferred securities of the Dynegy Capital Trust II as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $750,000,000. Trust debentures may be issued and sold to Dynegy Capital Trust II, and the trust debentures may later be distributed to the holders of trust preferred securities.
(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $750,000,000.
(3) This amount represents the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount and the issue price of any trust preferred securities.
(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(5) Includes the rights of holders of the trust preferred securities under the guarantees of trust preferred securities and back-up undertakings, consisting of obligations by Dynegy Holdings Inc., as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings.
(6) Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to $750,000,000 of securities registered on Form S-3, Registration No. 333-89021, $300,000,000 of which were sold prior to the date hereof. The maximum aggregate offering price of securities covered by such combined prospectus is $750,000,000, less the aggregate offering price of securities offered and sold pursuant to the previous registration statement after the date hereof and prior to the effective date of this registration statement. The registration fee that is being paid by the registrants in connection with this registration statement is $79,200 which fee is attributable to the $300,000,000 of securities for which a filing fee has not previously been paid.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

   PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $750,000,000 OF SECURITIES REGISTERED ON FORM S-3, REGISTRATION NO. 333-89021, WHICH WAS DECLARED EFFECTIVE ON NOVEMBER 3, 1999 (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT CONSTITUTES POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-89021 PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES MAY BE OFFERED AND SOLD AS SECURITIES THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN. IN THE EVENT ANY PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This Prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2000


PROSPECTUS                       [DYNEGY INC.]


                              DYNEGY HOLDINGS INC.
                                Debt Securities
                                Trust Debentures

                            DYNEGY CAPITAL TRUST II

                           Trust Preferred Securities
                       Guaranteed by Dynegy Holdings Inc.

                                  -----------

  Dynegy Holdings Inc. may offer and sell, from time to time:

  . debt securities;

  . trust debentures to be purchased by Dynegy Capital Trust II;

  . a guarantee of trust preferred securities sold by Dynegy Capital Trust II.

  Dynegy Capital Trust II may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the trust. The aggregate initial public offering prices of the securities offered by Dynegy Holdings Inc. and Dynegy Capital Trust II will not exceed $750,000,000.

  This prospectus provides you with a general description of the securities which may be offered. Each time securities are sold we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

  Dynegy Holdings Inc. is a wholly owned subsidiary of Dynegy Inc.

                                  -----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  This Prospectus is dated             , 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About This Prospectus....................................................    1

Where You Can Find More Information......................................    1

Forward-Looking Statements...............................................    2

The Company..............................................................    3

The Trust................................................................    3

Use of Proceeds..........................................................    5

Ratios of Earnings to Fixed Charges......................................    5

Description of Debt Securities...........................................    6

Certain Definitions......................................................   13

Description of the Preferred Securities..................................   18

Description of Trust Debentures..........................................   30

Description of Guarantee.................................................   38

Relationship Among the Preferred Securities, the Trust Debentures and the
 Guarantee...............................................................   41

Plan of Distribution.....................................................   43

Validity of Securities...................................................   44

Experts..................................................................   44

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate only as of the dates on their covers.

   In this prospectus, references to "Dynegy Holdings," "the Company," "we," "us" and "our" mean Dynegy Holdings Inc., and references to "Dynegy Inc." or our "parent" mean Dynegy Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus.

  . The description of our common stock contained in our Registration
    Statement on Form 10, as filed with the SEC on February 2, 2000.

  . Our Annual Report on Form 10-K for the fiscal year ended December 31,
    1999.

  . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

  . Our Current Report on Form 8-K, filed with the SEC on March 30, 2000.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning our parent at the following address:

                                  Dynegy Inc.
                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                         Attention: Investor Relations
                                 (713) 507-6466

                           FORWARD-LOOKING STATEMENTS

   The prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus or any accompanying supplement contain various forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and information that is based on management's belief as well as assumptions made by and information currently available to management. When used in this document, words such as "anticipate," "estimate," "project," "forecast" and "expect" reflect forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected, forecasted or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

  . competitive practices in the industries in which we compete, including the competitive impact of e-commerce and other internet-based trading or marketing initiatives;

  . volatility of commodity prices for natural gas, electricity, natural gas liquids, crude oil or coal;

  . fluctuations in energy commodity prices that could not or have not been properly hedged or that are inconsistent with our risk profile in our energy marketing activities;

  . operational and systems risks;

  . environmental liabilities which may not be covered by indemnity or insurance;

  . general economic and capital market conditions, including fluctuations in interest rates;

  . the impact of current and future laws and governmental regulations
    (particularly environmental regulations) affecting the energy industry in general, and our operations in particular; and

  . foreign operations risk associated with potential volatility of emerging countries and fluctuations in foreign currency exchange rates.

                                  THE COMPANY

   We are a leading provider of energy products and services in North America, the United Kingdom and continental Europe. Products marketed by our wholesale marketing operations include natural gas, electricity, coal, natural gas liquids, crude oil, liquid petroleum gas and related services. Our wholesale marketing operations are supported by ownership or control of an extensive asset base and transportation network that includes unregulated power generation, gas and liquids storage capacity, gas, power and liquids transportation capacity and gas gathering, processing and fractionation assets. The critical mass achieved through the combination of a large scale energy marketing operation and strategically located assets affords us the ability to offer innovative, value-creating energy solutions to our customers.

   We are a wholly owned subsidiary of Dynegy Inc. We are also a holding company and conduct substantially all of our operations through our subsidiaries.

   Our principal executive office is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is (713) 507-6400.

                                   THE TRUST

   The trust is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on July 15, 1998. A certificate of amendment to the certificate of trust was filed with the Delaware Secretary of State on September 27, 1999 to reflect a change to the name and business address of the Delaware trustee. The trust's business is defined in a declaration of trust, dated as of July 15, 1998, executed by us, as sponsor, and the trustees. The declaration will be amended and restated in its entirety as of the date preferred securities of the trust are initially issued. The declaration, as amended and restated, is referred to in this prospectus as the trust agreement. The trust agreement will be qualified under the Trust Indenture Act of 1939.

   The trust exists for the exclusive purposes of:

  . issuing and selling the preferred securities and the common securities;

  . using the proceeds from the sale of the preferred securities and the common securities to acquire the trust debentures; and

  . engaging in only those other activities necessary or incidental to these purposes.

   The trust debentures will be the sole assets of the trust. Accordingly, payments on the trust debentures will be the sole revenues of the trust. The trust has a term of 35 years, but may dissolve earlier as provided in the trust agreement.

   We will, directly or indirectly, acquire all of the common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

   The trust's business and affairs will be conducted by its trustees, as set forth in the trust agreement. At the time of the issuance of the preferred securities, the trustees for the trust will be initially Bank One Trust Company, NA, as the property trustee, Bank One Delaware, Inc., as the Delaware trustee, and three individual trustees, referred to in this prospectus as the administrative trustees, who are officers of the Company. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the trustees in this prospectus. The property trustee will act as sole indenture trustee under the trust agreement and will also act as indenture trustee under the guarantee and the debenture indenture. See "Description of Guarantee" and "Description of Trust Debentures." The holder of the common securities of the trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in the holder of the common securities of the trust.

   For so long as the preferred securities remain outstanding, we will:

  . maintain directly or indirectly 100% ownership of the common securities;

  . use our reasonable efforts to cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement;

  . use our reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940;

  . use our reasonable efforts to cause the trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and

  . use our reasonable efforts to cause each holder of common securities or preferred securities of the trust to be treated as owning an undivided beneficial interest in the trust debentures.

   The rights of the holders of the preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The location of the principal executive office of the trust is c/o Dynegy Holdings Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, and its telephone number is 713-507-6400.

                                USE OF PROCEEDS

   Except as may otherwise be described in any prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities, including trust debentures issued to the trust in connection with the investment by the trust of all of the proceeds from its sale of preferred securities, will be used by us for general corporate purposes. Any allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in a prospectus supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

                                       Dynegy Holdings, Inc.
            -------------------------------------------------------------------------------
                                      Year Ended December 31,
            -------------------------------------------------------------------------------
            1999            1998              1997              1996                1995
            ----            ----              ----              ----                ----
            2.43            2.23              (a)               4.09                2.48(b)

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997, by approximately $72.9 million.
(b) The computation for 1995 includes the consolidated results of Natural Gas Clearinghouse and its subsidiaries for the full year, and of Trident NGL Holding, Inc. and its subsidiaries from March 1, 1995, the effective date of the merger between Natural Gas Clearinghouse and Trident NGL Holding, Inc.

   For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; and the portion of lease rental expense representative of the interest factor attributable to such leases.

                         DESCRIPTION OF DEBT SECURITIES

   The debt securities will constitute either senior or subordinated debt of Dynegy Holdings. Senior debt securities will be issued under a senior debt indenture to be entered into between Dynegy Holdings and Bank One Trust Company, NA, as trustee. Subordinated debt securities will be issued under a subordinated debt indenture to be entered into between Dynegy Holdings and Bank One Trust Company, NA, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the indentures.

   The following description is a summary of selected provisions relating to the debt securities and the indenture. The summary is not complete. You should not rely on this summary, because the indentures and not this summary define your rights as a holder of the debt securities. When debt securities are offered in the future, a prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply.

   The Company's trust debentures are separately described in this prospectus under the caption "Description of Trust Debentures."

Provisions Applicable to Both Senior and Subordinated Debt Securities

   General. The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do they restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth in any prospectus supplement and, in the case of the senior debt indenture, other than as set forth under "-- Limitation on Liens," the indentures do not and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving the Company.

   A prospectus supplement and a supplemental indenture relating to any series of debt securities offered by the Company will include specific terms relating to the offering. These terms will include some or all of the following:

  . the title and classification of the debt securities;

  . any rights of the holders of the subordinated debt securities to convert the subordinated debt securities into common stock and the terms and conditions governing such conversion or exchange;

  . any limit on the total principal amount of the debt securities;

  . the price or prices at which the debt securities will be issued;

  . whether the debt securities are to be issuable as registered securities or bearer securities or both;

  . whether any of the debt securities are to be issuable initially in temporary global form or permanent global form;

  . the dates on which the debt securities will mature;

  . the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

  . the interest payment dates for the debt securities;

  . any mandatory or optional sinking fund or analogous provisions;

  . the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

  . any optional redemption periods and prices;

  . the denominations in which we will issue the debt securities that are registered securities, if other than $1,000 and any integral multiple thereof, and the denominations in which we will issue the debt securities that are bearer securities, if other than $5,000 and any integral multiple thereof;

  . the currency or currencies in which we will pay principal, premium and interest on the debt securities;

  . the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

  . information with respect to book-entry procedures, if any; and

  . any other terms of the debt securities not inconsistent with the indentures.

   We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

   The debt securities will represent our general unsecured obligations. Since the Company is a holding company, its ability to meet its obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance funds to the Company.

   Form, Exchange, Registration and Transfer. Debt securities of a series may be issuable in definitive form solely as registered securities, solely as bearer securities or as both. Unless otherwise indicated in a prospectus supplement, bearer securities will have interest coupons attached. The indentures also provide that debt securities of a series may be issuable in temporary or permanent global form.

   Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder of such securities may at its option, subject to the terms of the applicable indenture, exchange bearer securities of such series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon, relating to such date for payment of interest. Interest accrued as of such date will not be payable on the registered security issued in exchange for such bearer security, but will be payable only to the holders of such coupon, when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

   Registered securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent designated by the Company for such purpose. Such transfer or exchange will be effected once the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. The Company has appointed the trustee as registrar. The Company may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, the Company will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, the Company will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption in part, the Company will not be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on:

    . if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption; and

    . if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  . register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

   Payment and Paying Agents. Unless otherwise indicated in an applicable prospectus supplement,

  . payment of principal of, and any premium and interest on, bearer securities will be payable at the offices of paying agents outside the United States as the Company may designate from time to time; and

  . payment of interest on bearer securities on any interest payment date will be made only against surrender to the paying agent of the coupon relating to such interest payment date.

Payment with respect to any bearer security will not be made at any office or agency of the Company in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the preceding, payments of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars will be made at the offices of the Company's paying agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

   Unless otherwise indicated in a prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent designated by the Company from time to time. However, the Company may, at its option, make interest payments on registered securities by check mailed to the address of the person entitled thereto as such address appears in the security register. Payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for payment of such interest.

   Any paying agents outside the United States and any other paying agents in the United States initially designated by the Company for the debt securities will be named in a prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that:

  . if debt securities of a series are issuable solely as registered securities, the Company will be required to maintain a paying agent in each place of payment for such series; and

  . if debt securities of a series are issuable as bearer securities, the Company will be required to maintain

    . a paying agent in the Borough of Manhattan, the City of New York, for principal payments with respect to any registered securities of the series; and

    . a paying agent in a place of payment located outside the United
      States where debt securities of such series and any related coupons may be presented and surrendered for payment.

All monies paid by the Company to a paying agent for the payment of principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years after such amounts have become due and payable will be repaid to the Company. Following the repayment of such monies to the Company, the holder of a debt security or any coupon may look only to the Company for payment.

   Global Debt Securities. Debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged for the individual debt securities it represents, a global debt security may only be transferred as a whole by the depository for such global debt security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

   The specific terms of the depository arrangement with respect to a series of debt securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global debt securities will be described in the prospectus supplement relating to such series.

   Events of Default. Any one of the following events will constitute an event of default under the indentures with respect to the debt securities of any series:

  . failure to pay any interest on any debt security of that series when due for 30 days;

  . failure to pay principal of, or any premium on, any debt security of that series when due;

  . failure to deposit any sinking fund payment when due in respect of that series;

  . failure to perform any other covenant with respect to that series in such indenture for 90 days after written notice;

  . certain events in bankruptcy, insolvency or reorganization involving the Company; and

  . any other event of default included in the indenture or any supplemental indenture with respect to debt securities of that series.

   If an event of default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series, by notice as provided in the applicable indenture, may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration.

   Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. However, the trustee is not obligated to take any action unduly prejudicial to holders not joining in such direction or subjecting the debt trustee to personal liability.

   The Company is required to furnish to the trustee annually a statement as to the performance by the Company of its obligations under each indenture and as to any default in performance under the indentures.

   Defeasance. If so specified with respect to any series of debt securities, the Company may discharge its indebtedness and its obligations under the indenture governing such series by depositing money or U.S. government obligations with the trustee.

   Defeasance and Discharge. Each indenture provides that, if so specified with respect to any series of debt securities, the Company will be discharged from its obligations in respect of the debt securities of such series upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments.

   The Company may establish a trust to defease and discharge its obligations, only if, among other things, it has delivered to the trustee an opinion of counsel to the effect that:

  . the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

  . since the date of the indenture there has been a change in applicable federal income tax law;

in either case to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge. The opinion must also provide that the holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge, holders of debt securities of such series will be entitled to look only to such trust fund for payment of principal of, and any premium and any interest on their debt securities until maturity.

   Covenant Defeasance. Each indenture provides that, if so specified with respect to any series of debt securities, the Company may omit to comply with certain restrictive covenants, including, in the case of the senior debt indenture, the covenant described under "--Limitation on Liens" below, but excluding, in the case of the subordinated debt indenture, any applicable obligation of the Company respecting the conversion of debt securities of such series into common stock. Any such omission will not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments. The other obligations of the Company will remain in full force and effect. Such a trust may be established only if, among other things, the Company has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance. The opinion must also provide that holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

   Federal Income Tax Consequences Relating to Defeasance and Covenant Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such debt securities.

   Modification and Waiver. With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, the Company and the trustee may modify or amend either indenture. However, any modification or amendment may not, without the consent of each holder affected by such modification or amendment:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  . change the redemption date with respect to any debt security;

  . reduce the principal amount of, or premium or interest on, any debt security;

  . change any obligation of the Company to pay additional amounts;

  . reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  . change the coin or currency in which any debt security or any premium or interest thereon is payable;

  . change the redemption right of any holder;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion right with respect to any debt security;

  . reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required to modify or amend such indenture or to waive compliance with certain provisions of such indenture or to waive certain defaults;

  . reduce the requirements contained in such indenture for quorum or voting;

  . change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such indenture;

  . adversely affect the right to convert subordinated debt securities; or

  . modify any of the above provisions.

   The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness (as defined below) then outstanding that would be adversely affected by such an amendment.

   The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by the Company with certain restrictive provisions of the indenture under which such series has been issued. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to any debt securities of that series, except a default:

  . in the payment of principal of, or premium, if any, or any interest on, any debt security of such series; or

  . in respect of a covenant or provision of such indenture which cannot be modified or amended without the consent of the holder of each outstanding security of such series affected.

   Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, or are present at a meeting of the holders of debt securities for quorum purposes:

  . the principal amount of an original issue discount security that is deemed to be outstanding will equal the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity of such debt security; and

  . the principal amount of a debt security denominated in a foreign currency or currency units will equal the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the amount determined as provided in the preceding bullet point.

   Meetings. Each indenture contains provisions for convening meetings of the holders of debt securities of a series issuable as bearer securities. A meeting may be called at any time by the trustee, and also, upon request by the Company or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in any such case upon notice given in accordance with the provisions described under "--Notices" below. Except for any consent which must be given by the holders of each outstanding debt security affected, any resolution presented at a meeting may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Except for any consent or waiver that must be given by the holder of each outstanding security, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of less than a majority in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding securities of a series.

   Consolidation, Merger and Sale of Assets. The Company, without the consent of the holders of any of the outstanding debt securities under either indenture, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that:

  . any successor person assumes the Company's obligations on the debt securities under such indenture;

  . after giving effect to the transaction no event of default has occurred and is continuing; and

  . certain other procedural conditions are met.

   Notices. Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such bearer securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the register.

   Title. Title to any bearer securities and any related coupons will pass by delivery. The Company, the trustee and any agent of the Company or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the owner thereof for all purposes.

   Replacement of Securities. Any mutilated debt security or a debt security with a mutilated coupon will be replaced by the Company at the expense of the holder upon surrender of such debt security to the trustee. Debt securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of destruction, loss or theft satisfactory to the Company and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new debt security in exchange for the debt security to which such coupon relates. In the case of a destroyed, lost or stolen debt security or coupon, the holder of such debt security or coupon may be required to provide indemnity satisfactory to the trustee and the Company before a replacement debt security will be issued.

   Governing Law. The indentures, the debt securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York.

   Regarding the Trustee. The Company and certain of its subsidiaries from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of their business. Bank One, National Association also serves as agent and is a lender under the Company's bank credit facility.

   The indentures contain certain limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

   Pursuant to the Trust Indenture Act of 1939, should a default occur with respect to either the senior debt securities or the subordinated debt securities, Bank One Trust Company, NA would be required to resign as trustee under one of the indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

Provisions Applicable Solely to Senior Debt Securities

   General. Senior debt securities will be issued under the senior debt indenture. Each series of senior debt securities will rank equally as to the right of payment of principal and any premium and interest with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued.

                              CERTAIN DEFINITIONS

   "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication:

  . total current liabilities (excluding current maturities of long-term debt and preferred stock);

  . all reserves for depreciation and other asset valuation reserves;

  . all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and

  . all appropriate adjustments on account of minority interests of other persons holding common stock in any Subsidiary.

   "Principal Property" means any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

   "Principal Subsidiary" means any Subsidiary which owns a Principal Property.

   "Subsidiary" of a Person means:

  . any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such person or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries; or

  . any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned.

For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests which ordinarily have voting power for the election of directors, or persons having management power with respect to the person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   Limitation On Liens. The senior debt indenture provides that the Company will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the senior debt securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions will not apply to:

  . mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the senior debt indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Principal Subsidiary other than theretofore unimproved real property;

  . existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation, partnership or trust becomes a Subsidiary that are not incurred in connection with such entity becoming a Subsidiary;

  . mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type;

  . mortgages in favor of the Company or any Principal Subsidiary;

  . mortgages on any Principal Property held, leased or used by the Company or any Principal Subsidiary in connection with the exploration for, development of or production of (but not the gathering, processing, transportation or marketing of) natural gas, oil or other minerals; or

  . any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the preceding bullet points.

   Notwithstanding the preceding, the Company and any Principal Subsidiary may, without securing the senior debt securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 15% of the Net Tangible Assets, as shown on a consolidated balance sheet, prepared by the Company in accordance with generally accepted accounting principles, as of a date not more than 90 days prior to the proposed transaction.

Provisions Applicable Solely to Subordinated Debt Securities

   Subordination. The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all Senior Indebtedness (as defined below) of the Company.

   "Indebtedness" is defined in the subordinated debt indenture as, with respect to any person, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under interest swap and hedging obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any capital stock and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clause (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.

   "Junior Security" is defined in the subordinated debt indenture as any qualified capital stock of any person and any Indebtedness of such person that is subordinated in right of payment to the securities of each series then outstanding and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the latest stated maturity of the principal of any outstanding securities.

   "Senior Indebtedness" is defined in the subordinated debt indenture as Indebtedness (as defined below) of the Company, whether outstanding on the date of the subordinated debt indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the subordinated debt securities or to other Indebtedness which ranks equally with, or is subordinated to, the subordinated debt securities; provided, however, that in no event will Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company except in respect of deferred compensation in an amount not to exceed $10,000,000 at any one time, (b) Indebtedness to trade creditors, (c) any liability for taxes owed or owing by the Company and (d) the subordinated debt securities.

   The subordinated debt indenture provides that no payment may be made by the Company on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire any of the subordinated debt securities (including repurchases of subordinated debt securities at the option of the holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the subordinated debt securities:

  . upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for); or

  . in the event of default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

   Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the trustee by the holders of at least 25% in the aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of the Company on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire or repurchase any of the subordinated debt securities for cash or property, or on account of any redemption provisions of the subordinated debt securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the preceding, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company will be required to pay all sums not paid to the holders of the subordinated debt securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the subordinated debt securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) will be made the basis for the commencement of any other Payment Blockage Period.

   Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the holders are of subordinated debt securities entitled to receive any payment on account of the principal of or any premium or interest on the subordinated debt securities (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the holders of subordinated debt securities or the trustee on behalf of such holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the subordinated debt indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of subordinated debt securities of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   In the event that, notwithstanding the preceding, any payment or distribution of assets of the Company (other than Junior Securities) is received by the trustee or the holders of subordinated debt securities at a time when such payment or distribution is prohibited by the foregoing provisions, then such payment or distribution will be received and held in trust by the trustee or such holders for the benefit of the holders of Senior Indebtedness. Such payment or distribution shall be paid or delivered by the trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for, to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

   No provisions contained in the subordinated debt indenture or the subordinated debt securities will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of and any premium and interest on the subordinated debt securities as and when the same shall become due and payable. The subordination provisions of the subordinated debt indenture and the subordinated debt securities will not prevent the occurrence of any event of default under the subordinated debt indenture or limit the rights of the trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities.

   The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

   By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities. However, this subordination will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the subordinated debt securities.

   Conversion. The subordinated debt indenture may provide for a right of conversion of subordinated debt securities into common stock (or cash in lieu thereof). The following provisions will apply to subordinated debt securities that are convertible subordinated debt securities unless otherwise provided in a prospectus supplement.

   The holder of any convertible subordinated debt securities will have the right exercisable at any time prior to the close of business on the second business day prior to their stated maturity, unless previously redeemed or otherwise purchased by the Company, to convert such subordinated debt securities into shares of common stock at the conversion price set forth in the applicable prospectus supplement. The holder of convertible subordinated debt securities may convert any portion thereof which is $1,000 in principal amount of any integral multiple thereof.

   The conversion price will be subject to adjustment as set forth in subordinated debt indenture. Fractional shares of common stock will not be issued upon conversion. The Company will pay a cash adjustment in lieu of any fractional share based on the then current market price of the common stock. Upon conversion, no adjustments will be made for accrued interest or dividends. As a result, convertible subordinated debt securities surrendered for conversion between the record date for an interest payment and the interest payment date must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

   In the case of any reclassification, consolidation or merger of the Company with or into another person or any merger of another person with or into the Company (with certain exceptions), or in case of any conveyance, transfer or lease of the assets of the Company substantially as an entirety, each convertible subordinated debt security then outstanding will, without the consent of any holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of common stock into which such subordinated debt security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares.

                      DESCRIPTION OF PREFERRED SECURITIES

   The trust will issue the preferred securities pursuant to the terms of the trust agreement. The preferred securities will represent preferred undivided beneficial interests in the assets of the trust. Holders of the preferred securities will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the trust securities or liquidation of the trust. See "-- Subordination of Common Securities." The trust agreement will be qualified under the Trust Indenture Act of 1939. The following description is a summary of material provisions of the preferred securities, the common securities and the trust agreement, a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the trust agreement.

General

   The trust agreement authorizes the trust to issue the preferred securities and the common securities. The Company will own all of the common securities. The preferred securities will rank equally, and payments on the preferred securities will be made pro rata, with the common securities. However, upon the occurrence of a debenture event of default, the rights of the holders of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of preferred securities.

   The trust will invest the proceeds obtained from any issuance of preferred securities, together with the consideration paid by the Company for the common securities, in trust debentures issued by the Company. See "Description of Trust Debentures." Legal title to the trust debentures will be held by the property trustee in trust for the benefit of the holders of the trust securities.

   In accordance with the trust agreement, the trust may not:

  . borrow money;

  . issue debt or any securities other than the trust securities;

  . execute mortgages; or

  . pledge any of its assets.

   The Company will guarantee distributions on the preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of preferred securities is to direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against such property trustee or any other person or entity. In addition, a holder of preferred securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder on or after the due date specified in the trust debentures.

   Holders of the preferred securities have no preemptive or similar rights.

Distributions

   Distributions on the preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If the Company does not make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the preferred securities.

   The Company may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 10 consecutive semi-annual periods, unless a debenture event of default has occurred and is continuing. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Semi-annual distributions on the preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

   Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, the Company may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period. The Company must give the property trustee, the debenture trustee and the administrative trustees notice of its election to defer the payment of interest on the trust debentures at least five business days prior to the earlier of:

  . the date the distributions on the preferred securities would have been payable except for the election to begin such deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of preferred securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

   There is no limitation on the number of times that the Company may elect to begin any deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the preferred securities. See "Description of Trust Debentures--Option to Extend Interest Payment Date."

   During any deferral period, the Company may not, and will not permit any subsidiaries of the Company to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (subject to certain exceptions);

  . make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company, including other debentures that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company, including other guarantees, if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

Payment of Additional Sums

   If the trust is required to pay any taxes, duties, or other governmental charges imposed by the United States or any other taxing authority, the Company will be required to pay such additional sums necessary in order that the amount of distributions then due and payable by the trust on the outstanding preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject.

Redemption

   Upon the repayment on the stated maturity date or prepayment prior to the stated maturity date of the trust debentures (other than following the distribution of the trust debentures to the holders of the trust securities), the proceeds from such repayment or prepayment shall be applied by the property trustee to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the trust securities, at the applicable redemption price, which shall be equal to:

  . in the case of the payment of the trust debentures on the stated maturity date, the maturity redemption price equal to the principal amount of, plus accrued and unpaid interest on, the trust debentures;

  . in the case of the optional prepayment of the trust debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price equal to the Special Event Prepayment Price in respect of the trust debentures; and

  . in the case of the optional prepayment of the trust debentures, the optional redemption price equal to the optional prepayment price in respect of the trust debentures.

See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment." If fewer than all of the trust debentures are to be prepaid on a redemption date, then the proceeds of such prepayment shall be allocated pro rata among the trust securities.

   "Like Amount" means:

  . with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

  . with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

   The Company will have the option to prepay the trust debentures:

  . in whole at any time or in part from time to time at the optional prepayment price; and

  . in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price.

   See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment."

Redemption Procedures

   If applicable, trust securities shall be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Common Securities."

   If the trust gives a notice of redemption in respect of the preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the preferred securities held by DTC or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders of the preferred securities upon surrender of their certificates evidencing the preferred securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of such deposit, all rights of the holders of the preferred securities called for redemption will cease, except the right of the holders of the preferred securities to receive the applicable redemption price, and the preferred securities will cease to be outstanding.

   In the event that any redemption date of preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. In the event that payment of the redemption price is improperly withheld or refused and not paid either by the trust or by the Company pursuant to the guarantee:

  . distributions on preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

  . the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

   The Company or its subsidiaries may, subject to applicable law, at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

   The trust may not redeem fewer than all of the outstanding preferred securities unless all accumulated and unpaid distributions have been paid on all preferred securities for all semi-annual distribution periods terminating on or prior to the redemption date. If less than all of the preferred securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate amount of such preferred securities and common securities to be redeemed shall be allocated pro rata among the preferred securities and the common securities. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, by such method as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the redemption date to each holder of trust securities at its registered address. Unless the Company defaults in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

Liquidation of the Trust and Distribution of Trust Debentures

   The Company will have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust. This dissolution right is subject to the administrative trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of preferred securities.

   The trust shall automatically dissolve upon the first to occur of:

  . certain events of bankruptcy, dissolution or liquidation of the Company;

  . the distribution of a Like Amount of the trust debentures to the holders of the trust securities, if the Company has given written directions to the property trustee to dissolve the trust;

  . expiration of the term of the trust;

  . redemption of all of the trust securities as described under "--
    Redemption;" and

  . the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

   If a dissolution occurs as described in bullet points one through three above, the trust shall be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a Like Amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the preferred securities shall have a priority over the common securities. See "--Subordination of Common Securities."

   If the Company elects not to prepay the trust debentures prior to maturity in accordance with their terms and either elects not to or is unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

   After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities,

  . the trust securities will no longer be deemed to be outstanding;

  . DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

  . any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. At such time, the Company will issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

   In the case of any event of default under the trust agreement, the Company, as holder of the common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the preferred securities shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the Company as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

   The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust Debentures-- Debenture Events of Default."

   Within five business days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee shall transmit notice of such trust agreement event of default to the holders of the preferred securities, the administrative trustees and the Company, unless such trust agreement event of default shall have been cured or waived. The Company and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

   Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the debenture indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

   If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee under the trust agreement to exercise the remedies available to it as holder of the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against such property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against the Company for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder. In connection with such an action, the Company will be subrogated to the rights of such record holder of preferred securities to the extent of any payment made by the Company to such record holder of preferred securities.

   If a debenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Common Securities."

Removal of Issuer Trustees

   Unless a debenture event of default shall have occurred and be continuing, any issuer trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at the request of the Company with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

  . such successor entity either:

    . expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or

    . substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

  . the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

  . if the preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

  . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

  . such successor entity has a purpose substantially identical to that of the trust;

  . prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

    . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect; and

    . following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

      . neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

      . the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

  . the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee; and

  . there shall have been furnished to the property trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the trust agreement to such transaction have been satisfied.

   Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

Voting Rights; Amendment of the Trust Agreement

   Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the preferred securities will have no voting rights.

   The trust agreement may be amended from time to time by the Company and the administrative trustees, without the consent of the holders of the trust securities:

  . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

  . to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in each such case the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

   The trust agreement may be amended by the issuer trustees and the Company:

  . with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

  . upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act;

provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

  . restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

   So long as any trust debentures are held by the trust, the issuer trustees shall not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

  . waive any past defaults under the indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

  . consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding preferred securities.

However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of preferred securities of any notice of default which it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

   Any required approval of holders of preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

   No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel the preferred securities in accordance with the trust agreement.

   Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by the Company, the issuer trustees or any affiliate of the Company or any issuer trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

   Payments in respect of preferred securities held in global form shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or in respect of preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and the Company. In the event that the property trustee or an affiliate of the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and the Company) to act as paying agent.

Form, Denomination, Book-Entry Procedures and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the preferred securities will be in registered, global form. The global preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global preferred securities may not be exchanged for preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities."

Depositary Procedures

   DTC has advised the trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency," registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

   DTC has also advised the trust and the Company that, pursuant to procedures established by it:

  . upon deposit of the global preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global preferred securities; and

  . ownership of such interests in the global preferred securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global preferred securities).

   Investors in the global preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the preferred securities, see "--Exchange of Book-Entry Preferred Securities for Certificated Preferred Securities."

   Except as described below, owners of interests in the global preferred securities will not have preferred securities registered in their name, will not receive physical delivery of preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

   Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the preferred securities, including the global preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global preferred securities; or

  . any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

   DTC has advised the trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of preferred securities represented by global preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or the Company. None of the trust, the Company or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the preferred securities, and the trust, the Company and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Interests in the global preferred securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

   DTC has advised the trust and the Company that it will take any action permitted to be taken by a holder of preferred securities only at the direction of one or more participants to whose account with DTC interests in the global preferred securities are credited and only in respect of such portion of the liquidation amount of the preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global preferred securities for preferred securities in certificated form and to distribute such preferred securities to its participants.

   The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and the Company believe to be reliable, but neither the trust nor the Company takes responsibility for the accuracy thereof.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global preferred securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, the Company or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Preferred Securities for Certificated Preferred
Securities

   A global preferred security is exchangeable for preferred securities in certificated form if:

  . DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days;

  . the Company, on behalf of the trust, in its sole discretion elects to cause the issuance of the preferred securities in certificated form; or

  . there shall have occurred and be continuing an event of default under the trust agreement.

   In addition, beneficial interests in a global preferred security may be exchanged for certificated preferred securities upon request but only upon at least 20 days' prior written notice given to the property trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the preferred securities.

   Registration of transfers of the preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the preferred securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

   Bank One Trust Company, NA will serve as the property trustee, the debenture trustee and the guarantee trustee. Bank One Delaware, Inc. will serve as the Delaware trustee. The Company and certain of its subsidiaries from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of their business. Bank One, National Association also serves as agent and is a lender under the Company's bank credit facility.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that the Company and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

   The trust agreement and the preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                        DESCRIPTION OF TRUST DEBENTURES

   The trust debentures will be issued under a debenture indenture, as supplemented or amended from time to time to be entered into between the Company and Bank One Trust Company, as debenture trustee. The debenture indenture will be qualified under the Trust Indenture Act of 1939. This summary of certain terms and provisions of the trust debentures and the debenture indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the debenture indenture and those terms made a part of the debenture indenture by the Trust Indenture Act.

General

   The trust will invest the proceeds obtained from any issuance of preferred securities, together with the consideration paid by the Company for the common securities, in trust debentures issued by the Company. The trust debentures will bear interest from the same date and at the same rate as the preferred securities. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

   The trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date provided.

   The trust debentures will rank equally with all other debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the debenture indenture. See "--Subordination."

Subordination

   In the debenture indenture, the Company has covenanted and agreed that any trust debentures issued under the debenture indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

   In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

   No payments on account of principal, or premium, or interest, if any, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

   "Indebtedness" means:

  . every obligation of the Company for money borrowed;

  . every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company;

  . every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  . every capital lease obligation of the Company;

  . all indebtedness of the Company whether incurred on or prior to the date of the debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  . every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

   "Indebtedness Ranking on a Parity with the Trust Debentures" means:

  . Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company; and

  . all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing vehicle of equity securities that are similar to the preferred securities or other securities guaranteed by the Company.

The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures, will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

   "Indebtedness Ranking Junior to the Trust Debentures" means any Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any

Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Trust Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

   "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

   The Company is a holding company and all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its subsidiaries. Holders of trust debentures should look only to the Company for payments on the trust debentures.

   Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the preferred securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the trust debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. The debenture indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness.

Option to Extend Interest Payment Date

   So long as no debenture event of default has occurred and is continuing, the Company will have the right under the debenture indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. At the end of such deferral period, the Company must pay all interest then accrued and unpaid.

   During any such deferral period, the Company may not, and will not permit any subsidiary of the Company to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans);

  . make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including other guarantees) if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

   Prior to the termination of any deferral period, the Company may further extend such deferral period, so long as such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, the Company may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. The Company must give the property trustee, the administrative trustees and the debenture trustee notice of its election to defer payment of interest on the trust debentures at least five business days prior to the earlier of:

  . the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date. The property trustee shall give notice of the Company's election to begin or extend a new deferral period to the holders of the preferred securities. There is no limitation on the number of times that the Company may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

Optional Prepayment

   The trust debentures may be prepayable, in whole at any time or in part from time to time, at the option of the Company at a prepayment price to the extent and as set forth in a prospectus supplement.

Special Event Prepayment

   If a Special Event occurs and is continuing, the Company may, at its option, prepay the trust debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

   A "Special Event" means a Tax Event or an Investment Company Event.

   "Investment Company Event" means the receipt by the trust and the Company of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the preferred securities.

   A "Tax Event" means the receipt by the Company and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the trust debentures, (ii) interest payable by the Company on the trust debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such trust debentures called for prepayment.

Additional Sums

   If the trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges.

Certain Covenants of the Company

   The Company covenants in the debenture indenture that if and so long as the trust is the holder of all trust debentures, the Company, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

   The Company also covenants that it will not, and will not permit any subsidiary of the Company to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (subject to certain exceptions);

  . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

  . make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under other guarantees) if such guarantee ranks pari passu or junior in right of payment to the trust debentures, if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a debenture event of default and
    (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) a debenture event of default shall have occurred and be continuing, (3) if such trust debentures are held by the property trustee, the Company shall be in default with respect to its payment of any obligations under the guarantee or (4) the Company shall have given notice of its election of a deferral period as provided in the indenture, or such deferral period, or any extension thereof, shall have commenced and be continuing.

   So long as the trust securities remain outstanding, the Company also covenants:

  . to maintain 100% direct or indirect ownership of the common securities;
    provided, however, that any successor of the Company permitted under the indenture may succeed to the Company's ownership of such common securities;

  . to use its reasonable efforts to cause the trust:

    . to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

    . to otherwise continue to be treated as a grantor trust for United
      States federal income tax purposes; and

  . to use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

Modification of Indenture

   From time to time the Company and the debenture trustee may, without the consent of the holders of trust debentures, amend the debenture indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the debenture indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of trust debentures) and qualifying, or maintaining the qualification of, the debenture indenture under the Trust Indenture Act.

   The debenture indenture contains provisions permitting the Company and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the debenture indenture in a manner affecting the rights of the holders of trust debentures. However, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

  . change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to the Company's right under the debenture indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce amount of premium on the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof;

  . modify the provisions of the indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

  . reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the debenture indenture, or are required to consent to any waiver provided for in the debenture indenture; or

  . modify certain other provisions of the debenture indenture relating to amendments and waivers of holders.

   Notwithstanding the foregoing, if the trust debentures are held by the trust, an amendment will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust security is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

Debenture Events of Default

   The debenture indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

  . failure to pay any interest on the trust debentures or any other debentures when due for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

  . failure to pay any principal or premium, if any, on the trust debentures or any other debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

  . failure to perform, or breach of, any other covenant or warranty of the Company contained in the indenture for 90 days after written notice to the Company from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of trust debentures; or

  . certain events of bankruptcy, insolvency or reorganization of the Company.

   Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The debenture indenture requires the annual filing by the Company with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

   The holders of a majority in aggregate outstanding principal amount of the trust debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the debenture indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon a debenture event of default and should the debenture trustee or such holders of trust debentures fail to make such declaration, the holders of not less than 25% in aggregate liquidation amount of the preferred securities will have such right. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee, and should the holders of such trust debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the preferred securities will have such right.

   Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the debenture indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected, and should the holders of such trust debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the preferred securities will have such right.

   In case a debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the debenture indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

   If a debenture event of default has occurred and is continuing and is attributable to the failure of the Company to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of preferred securities may institute a direct action. The Company may not amend the debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities. Notwithstanding any payments made to a holder of preferred securities by the Company in connection with a direct action, the Company will remain obligated to pay the principal of (or premium, if any) or interest on the trust debentures, and the Company will be subrogated to the rights of the holder of such preferred securities with respect to payments on the preferred securities to the extent of any payments made by the Company to such holder in any direct action.

   The holders of the preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   The debenture indenture provides that the Company may not consolidate with or merge into any other person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into the Company or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Company, unless:

  . in case the Company consolidates with or merges into another person or conveys, transfers or leases its properties substantially as an entirety to any person, the successor person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes the Company's obligations on the trust debentures and the indenture;

  . immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

  . certain other procedural conditions prescribed in the indenture are met.

Satisfaction and Discharge

   The debenture indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Company deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the debenture indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the debenture indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the debenture indenture.

Form, Registration and Transfer

   If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities-- Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures."

Payment and Paying Agents

   Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of trust debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

   Any monies deposited with the debenture trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any trust debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such trust debenture shall thereafter look only to the Company for payment thereof.

Governing Law

   The debenture indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

   The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Bank One Trust Company, NA will serve as debenture trustee. See "Description of Preferred Securities-- Information Concerning the Property Trustee."

                            DESCRIPTION OF GUARANTEE

   Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by the Company for the benefit of the holders from time to time of preferred securities. The guarantee will be qualified under the Trust Indenture Act of 1939. Bank One Trust Company, NA, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the Registration Statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939.

General

   The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

  . any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

  . the applicable redemption price with respect to the preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the preferred securities), the lesser of:

    . the liquidation distribution, to the extent the trust has funds legally available therefor at the time; or

    . the amount of assets of the trust remaining available for distribution to holders of preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

   The Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of the preferred securities or by causing the trust to pay such amounts to such holders.

   The guarantee will be a guarantee of the guarantee payments with respect to the preferred securities from the time of issuance of the preferred securities, but will not apply to distributions and other payments on the preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if the Company does not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the preferred securities.

   The guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the guarantee effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. Claimants should look only to the Company for payments under the guarantee. See "Description of Trust Debentures--Subordination." The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary of the Company, including Senior Indebtedness, whether under the indenture, any other indenture that the Company may enter into in the future or otherwise.

   The Company will, through the guarantee, the trust agreement, the trust debentures and the debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

Status of the Guarantee

   The guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust Debentures--Subordination."

   The guarantee will rank equally with all other guarantees issued by the Company after the issue date with respect to preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the trust debentures. The guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

Events of Default

   An event of default under the guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any guarantee payment, the Company shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

   Any holder of the preferred securities may institute a legal proceeding directly against the Company to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

   The Company, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the guarantee.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the preferred securities then outstanding.

Termination of the Guarantee

   The guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of the preferred securities; or

  . upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the preferred securities.

   The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of a default by the Company in performance of the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   The guarantee will be governed by and construed in accordance with the laws of the State of New York.

               RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
                      TRUST DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the trust debentures, the debenture indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. If and to the extent that the Company does not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of preferred securities is to institute a direct action. The obligations of the Company under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

  . the aggregate principal amount or prepayment price of the trust debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

  . the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

  . the Company shall pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

  . the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

   Notwithstanding anything to the contrary in the debenture indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

   A holder of any preferred security may institute a legal proceeding directly against the Company to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

Limited Purpose of the Trust

   The preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

  . issuing and selling the trust securities;

  . using the proceeds from the sale of the trust securities to acquire the trust debentures; and

  . engaging in only those other activities necessary, advisable or incidental thereto.

   A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from the Company the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from the Company under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

Rights Upon Dissolution

   Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities--Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the property trustee, as holder of the trust debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the debenture indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of preferred securities and a holder of trust debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

   Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

  . through agents;

  . to or through underwriters;

  . through dealers; and

  . directly by us; or

  . in the case of preferred securities, by the trust to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

   We or the trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we or the trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the trust, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase securities may be solicited directly by us or the trust, as applicable, and the sale thereof may be made by us or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for our company or the trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

   If so indicated in the applicable prospectus supplement, we or the trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the trust, as applicable.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the trust, as applicable, to indemnification by us or the trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

   Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

   The validity of the trust preferred securities of the trust will be passed upon for Dynegy Holdings and the trust by special Delaware counsel to Dynegy Holdings and the trust. The validity of the securities (other than the preferred securities) will be passed upon for Dynegy Holdings by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

                                    EXPERTS

   The audited consolidated financial statements and schedule of Dynegy Holdings Inc. and subsidiaries, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

   The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

   Registration Fee................................................... $ 79,200
   Legal fees and expenses............................................  100,000
   Accounting fees and expenses.......................................   50,000
   Printing and engraving expenses....................................   50,000
   Trustee's fees and expenses........................................   20,000
   Depositary's fees and expenses.....................................   10,000
   Miscellaneous expenses.............................................   20,000
                                                                       --------
     Total............................................................ $329,200
                                                                       ========

ITEM 15. Indemnification of Directors and Officers

   As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Amended and Restated Certificate of Incorporation of Dynegy Holdings (the "Certificate") provides that, to the fullest extent permitted by Delaware law, no director shall be liable to Dynegy Holdings or its stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director of Dynegy Holdings is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for (i) breach of duty of loyalty to Dynegy Holdings or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, the rights of Dynegy Holdings and its stockholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

   Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. The Certificate provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   The above discussion of the Certificate and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate and the DGCL.

   Dynegy, Inc. has purchased liability insurance policies covering Dynegy Holdings' directors and officers to insure against losses that are not covered by the indemnification of directors and officers by Dynegy Holdings, as discussed above. Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. Dynegy Holdings is also insured against losses incurred as a result of indemnity payments to any director or officer.

   The form of Amended and Restated Declaration of Trust provides that the Company will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Trust) by reason of the fact the he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The form of Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by the Company in certain circumstances.

   The form of Amended and Restated Declaration of Trust also provides that the Company will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16. Exhibits

  **1.1 --Proposed Form of Underwriting Agreement (Debt Securities).

  **1.2 --Proposed Form of Underwriting Agreement (Preferred Securities).

    4.1 --Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's
         Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 2, 2000).

    4.3 --Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 2, 2000).

  **4.4 --Form of Debt Securities.

  **4.5 --Indenture by and between the Company and Bank One Trust Company, NA, as Trustee.

  **4.6 --Subordinated Debt Indenture between the Company and Bank One Trust
         Company, NA, as Trustee.

    4.7 --Certificate of Trust of Dynegy Capital Trust II (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July
         30, 1998).

    4.8 --Declaration of Trust of Dynegy Capital Trust II (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July
         30, 1998).

  **4.9 --Form of Amended and Restated Declaration of Trust of Dynegy Capital
         Trust II.


  **4.10 --Form of Trust Preferred Security Certificate for Dynegy Capital
          Trust II (included in Exhibit 4.9).

  **4.11 --Form of Debenture Indenture between the Company and Bank One Trust
          Company, NA, as Trustee.

  **4.12 --Form of Trust Debentures of the Company (included in Exhibit 4.11).

  **4.13 --Form of Guarantee in respect of Dynegy Capital Trust II, with respect to the trust preferred securities.

  **5.1 --Opinion of Vinson & Elkins L.L.P., as to the validity of the securities (other than the trust preferred securities).

  **5.2  --Opinion of special Delaware counsel to Dynegy Holdings Inc. and
          Dynegy Capital Trust II as to the validity of the trust preferred securities.

  *12.1  --Computation of Ratio of Earnings to Fixed Charges.

  *23.1  --Consent of Arthur Andersen LLP.

 **23.2  --Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

 **23.3  --Consent of special Delaware counsel to Dynegy Holdings Inc. and
          Dynegy Capital Trust II. (included in Exhibit 5.2).

  *24.1  --Powers of Attorney (included in signature page).

 **25.1  --Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Debt Trustee under the Senior Debt
          Indenture.

 **25.2  --Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Debt Trustee under the Subordinated Debt
          Indenture.

 **25.3  --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Debenture Indenture.

 **25.4  --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Guarantee with respect to the Amended and Restated Declaration of Trust.

 **25.5  --Form T-1 Statement of Eligibility of Debenture Trustee and
          Qualification under the Trust Indenture Act of 1939 under the Preferred Securities.

--------
*  Filed herewith.
** To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. Undertaking

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on September 26, 2000.

                                          DYNEGY HOLDINGS INC.



                                                  /s/ Robert D. Doty, Jr.
                                          By __________________________________
                                                   Robert D. Doty, Jr.
                                                  Senior Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Robert D. Doty, Jr., Kenneth E. Randolph and Lisa Q. Metts as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 26, 2000.

          Name And Signature                      Title
          ------------------                      -----

           /s/ C.L. Watson            Chairman of the Board and
 ____________________________________ Chief Executive Officer
             C.L. Watson              (Principal Executive
                                      Officer)

       /s/ Stephen W. Bergstrom       President and Chief
 ____________________________________ Operating Officer, Director
         Stephen W. Bergstrom

       /s/ Robert D. Doty, Jr.        Senior Vice President and
 ____________________________________ Chief Financial Officer,
         Robert D. Doty, Jr.          Director (Principal
                                      Financial Officer)

      /s/ Bradley P. Farnsworth       Senior Vice President and
 ____________________________________ Controller (Principal
         Bradley P. Farnsworth        Accounting Officer)

          Name And Signature                      Title
          ------------------                      -----

       /s/ Kenneth E. Randolph                   Director
 ____________________________________
         Kenneth E. Randolph

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Dynegy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 26, 2000.

                                          DYNEGY CAPITAL TRUST II

                                          By: Dynegy Holdings Inc., as Sponsor



                                                 /s/ Robert D. Doty, Jr.
                                          By __________________________________
                                                   Robert D. Doty, Jr.
                                                  Senior Vice President